Exhibit 4.1

VIACOM INC.,

CBS CORPORATION (to be renamed VIACOMCBS INC.)

AND

THE BANK OF NEW YORK MELLON

Trustee

TWENTY-FIRST SUPPLEMENTAL INDENTURE

Dated as of December 4, 2019

To Indenture dated as of April 12, 2006

between

VIACOM INC.

and

THE BANK OF NEW YORK MELLON

Trustee

Merger of Viacom Inc. with and into ViacomCBS Inc.

TWENTY-FIRST SUPPLEMENTAL INDENTURE, dated as of December 4, 2019, among VIACOM INC., a Delaware corporation (the “Company”), CBS CORPORATION (to be renamed ViacomCBS Inc. immediately following the Effective Time (as defined below)), a Delaware corporation (the “Surviving Corporation”), and THE BANK OF NEW YORK MELLON, a New York banking corporation, as trustee (the “Trustee”), to the Indenture, dated as of April 12, 2006, between the Company and the Trustee, as supplemented from time to time (as so supplemented and as supplemented hereby, the “Indenture”).

RECITALS OF THE COMPANY

WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of August 13, 2019 (as it may be amended or otherwise modified from time to time, the “Merger Agreement”), by and between the Surviving Corporation and the Company, the Company will merge with and into the Surviving Corporation (the “Merger”) and at the effective time of the Merger (the “Effective Time”), the separate legal existence of the Company shall cease, as provided under the Delaware General Corporation Law;

WHEREAS, Section 801 of the Indenture permits the Company to merge with and into another corporation, provided that the conditions of Section 801 are satisfied;

WHEREAS, pursuant to Section 802 of the Indenture, upon consummation of the Merger in accordance with Section 801, the Surviving Corporation shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if the Surviving Corporation had been named as the “Company” therein;

WHEREAS, Section 901(1) of the Indenture permits, without the consent of any Holders, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, to enter into one or more indentures supplemental to the Indenture, in form satisfactory to the Trustee, for the purpose of evidencing the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company contained in the Indenture and in the Securities;

WHEREAS, the Company is authorized by a Board Resolution to enter into this Twenty-First Supplemental Indenture and the Surviving Corporation is authorized by a resolution of its board of directors to enter into this Twenty-First Supplemental Indenture;

NOW, THEREFORE, THIS TWENTY-FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

For consideration, the adequacy and sufficiency of which are hereby acknowledged by the parties hereto, each party agrees as follows, for the benefit of the other parties and for the equal and proportionate benefit of all Holders of Outstanding Securities of each series of Securities issued and to be issued under the Indenture as follows:

SECTION 1. For the purpose of this Twenty-First Supplemental Indenture, all terms used herein, unless otherwise defined, shall have the meaning assigned to them in the Indenture, as supplemented hereby.

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SECTION 2. As of the Effective Time, the Surviving Corporation hereby assumes payment of the principal of (premium, if any, on) and interest on, the Outstanding Securities of each series of Securities issued under the Indenture and the performance and observance of all the covenants and conditions of the Indenture with respect to the Company.

SECTION 3. As of the Effective Time, the Surviving Corporation hereby succeeds to, and is substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if the Surviving Corporation had been named as the Company therein.

SECTION 4. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS TWENTY-FIRST SUPPLEMENTAL INDENTURE.

SECTION 5. This Twenty-First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

SECTION 6. Except as herein amended, all applicable terms, conditions and provisions of the Indenture, as supplemented, shall continue in full force and effect and shall remain binding and enforceable in accordance with their respective terms.

SECTION 7. The Trustee makes no representations as to the validity or sufficiency of this Twenty-First Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and the Surviving Corporation and not of the Trustee.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have caused this Twenty-First Supplemental Indenture to be duly executed, all as of the day and year first written above.

VIACOM INC.

By:	/s/ James Bombassei
	Name:	James Bombassei
	Title:	Senior Vice President, Investor Relations and Treasurer

[Signature Page to Twenty-First Supplemental Indenture]

CBS CORPORATION

(to be renamed ViacomCBS Inc.)

By:	/s/ Christina Spade
	Name:	Christina Spade
	Title:	Executive Vice President, Chief Financial Officer

[Signature Page to Twenty-First Supplemental Indenture]

THE BANK OF NEW YORK MELLON

By:	/s/ Laurence J. O’Brien
Name: Laurence J. O’Brien
Title: Vice-President

[Signature Page to Twenty-First Supplemental Indenture]